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                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report (and to all references to our Firm) included in or made a part of this registration statement.


                                                            ARTHUR ANDERSEN LLP


Milwaukee, Wisconsin
April 26, 1999